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                                                                       Exhibit 5




                                        May 10, 1994



Deluxe Corporation
1080 West County Road F
Saint Paul, Minnesota 55126-8201

Ladies and Gentlemen:

          Reference is made to the Registration Statement on Form S-8 that you intend to file with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the purpose of registering 3,000,000 shares of Common Stock, $1.00 par value, of Deluxe Corporation (the "Company"), to be issued to employees pursuant to the Deluxe Corporation Stock Incentive Plan (the "Plan"). We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion.

          We are of the opinion that the shares of Common Stock to be issued to employees pursuant to the Plan, will, when issued, be legally issued, fully paid and nonassessable, provided the Registration Statement, as then amended, shall remain effective under the Securities Act of 1933, as amended.

          We consent to the use of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,



                                             /s/ Dorsey & Whitney